UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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☐	Soliciting Material Pursuant to §240.14a-12

BRIGHAM EXPLORATION COMPANY

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
QUESTIONS AND ANSWERS ABOUT THE MEETING
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
COMPENSATION DISCUSSION AND ANALYSIS
OTHER MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
TRANSACTIONS WITH RELATED PERSONS
STOCKHOLDER PROPOSALS

BRIGHAM EXPLORATION COMPANY
6300 Bridge Point Parkway
Building Two, Suite 500
Austin, Texas 78730
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 26, 2010
To the Stockholders of Brigham Exploration Company:
Notice is hereby given that the Annual Meeting of Stockholders of Brigham Exploration Company, a Delaware corporation, will be held on Wednesday, May 26, 2010, at 9:00 a.m. local time, at our offices at 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas 78730, for the following purposes:
1.	To elect seven directors to serve until the Annual Meeting of Stockholders in 2011;
2.	To approve the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010; and
3.	To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.
Only stockholders of record at the close of business on April 15, 2010, are entitled to notice of, and to vote at, the meeting or any adjournment(s) or postponement(s) thereof.
You are cordially invited and urged to attend the meeting, but if you are unable to attend, please vote on the website, vote by telephone or sign and date the enclosed proxy and return it promptly in the enclosed self-addressed stamped envelope. A prompt response will be appreciated. If you attend the meeting, you may vote in person, if you wish, whether or not you have returned your proxy. In any event, a proxy may be revoked at any time before it is exercised.

By Order of the Board of Directors

Eric E. Sigsbey
Secretary
April 20, 2010
Austin, Texas
Important Notice Regarding the Electronic Availability of Proxy
Materials for the Stockholder Meeting to be Held on May 26, 2010.
The Proxy Statement and Annual Report for 2009 are available at:
www.proxydocs.com/BEXP

Brigham Exploration Company
6300 Bridge Point Parkway
Building Two, Suite 500
Austin, Texas 78730
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 26, 2010
GENERAL INFORMATION
We are furnishing you this proxy statement in connection with the solicitation of proxies by our Board of Directors to be voted at the Annual Meeting of Stockholders of Brigham Exploration Company. The Annual Meeting of Stockholders will be held on Wednesday, May 26, 2010, at 9:00 a.m. local time, at our offices at 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas 78730. In this proxy statement, Brigham Exploration Company is referred to as “we” or “us.” Definitive copies of this proxy statement and the enclosed proxy card are being mailed, on or about April 30, 2010, to common stockholders as of the record date, April 15, 2010.
QUESTIONS AND ANSWERS ABOUT THE MEETING
Where and when is the Annual Meeting of Stockholders?
Our Annual Meeting of Stockholders will be held on Wednesday, May 26, 2010, at 9:00 a.m. local time, at our offices at 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas 78730, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
Who may vote?
You may vote if you were the record holder of our common stock as of the close of business on April 15, 2010, the record date for the meeting. Each share of our common stock is entitled to one vote at the meeting. On the record date, there were 116,365,170 shares of common stock outstanding and entitled to vote at the meeting.
Stockholders have no dissenters’ rights or rights of appraisal under Delaware law or our Certificate of Incorporation or Bylaws in connection with Proposals One or Two.
May I attend the Annual Meeting of Stockholders?
Yes. However, you may only vote if you were a record holder of our common stock as of the close of business on April 15, 2010, the record date for the meeting.
What am I voting on?
You are voting on:
•	the election of seven directors to serve until the Annual Meeting of Stockholders in 2011;

•	the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

•	any other business properly coming before the meeting.

How does the Board recommend that I vote?
The Board recommends that you vote:
•	FOR the election of seven directors to serve until the Annual Meeting of Stockholders in 2011; and
•	FOR the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010.
Why should I vote?
Your vote is very important. Regardless of the number of shares you hold, the Board strongly encourages you to exercise your right to vote as a stockholder.
Are proxy and annual report materials available electronically?
Yes, this proxy statement and our 2009 Annual Report are available at www.proxydocs.com/BEXP beginning on the date materials are mailed to stockholders through the date of the Annual Meeting.
How do I vote?
You may vote by any of the following methods:
•	Vote on the Internet at the website for Internet voting. Simply follow the instructions included with the proxy card to vote your shares and you can confirm that your vote has been properly recorded. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on May 25, 2010.
•	Vote by telephone using the toll-free number and instructions included with the proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on May 25, 2010.
•	Vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board of Directors. If mailed, your completed and signed proxy card must be received by May 25, 2010.
•	You may attend and vote at the meeting. The Board recommends that you vote on the Internet, by telephone or by mail as it is not practical for most stockholders to attend and vote at the meeting.
Using one of these methods to vote your proxy card will not limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in street name (e.g., held in the name of a bank, broker, or other holder of record) you must obtain a proxy, executed in your favor, from your bank, broker or other holder of record to be able to vote at the meeting.
If I vote by telephone or Internet, do I need to return my proxy card?
No.
If I vote by mail, telephone or Internet, may I still attend the meeting?
Yes.
Is my vote confidential?
Yes. All voting records which identify stockholders are kept permanently confidential except as necessary to meet legal requirements and in other limited circumstances such as proxy contests.

Can I change my vote?
If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken by:
•	voting at a later time by Internet or telephone;
•	voting in person at the meeting; or
•	delivering to our Corporate Secretary a proxy with a later date or a written revocation of your proxy.
How many votes must be present to hold the meeting?
In order for us to hold our meeting, stockholders holding a majority of the shares of our common stock entitled to vote must be present in person or by proxy at the meeting. This is referred to as a quorum. If you attend our Annual Meeting of Stockholders and vote in person or properly return your proxy by Internet, telephone, or mail, your shares are counted as present at the meeting.
How many votes are needed to approve each of the proposals?
Proposal One will be approved if a plurality of the shares present in person or by proxy vote for the seven nominees. The approval of Proposal Two requires the affirmative vote of holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of votes against Proposal Two, but broker non-votes and other limited proxies will have no effect on it.
Who is soliciting my proxy, how is it being solicited, and who pays the cost?
We, on behalf of our Board of Directors, through our officers and employees, are soliciting proxies primarily by mail. Our directors, officers and regular employees, in person or by mail, telephone or telegram, may make solicitation without additional compensation. We may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of our common stock held of record by such persons, and we will reimburse the forwarding expense. All costs of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by us.
Could other matters be decided at the meeting?
We are not aware of any matters that will be considered at the Annual Meeting of Stockholders other than those on the proxy card. However, if any other matters arise at the Annual Meeting of Stockholders, the persons named in your proxy will vote in accordance with their best judgment.
Where can I find the voting results of the meeting?
We will announce voting results at the meeting, and we will also disclose them in a Form 8-K that will be publicly filed within four days of the 2010 Annual Meeting. You can get a copy of this and other reports free of charge on our website at www.bexp3d.com or by contacting our Investor Relations Department at (512) 427-3300.
How can I communicate with the Board of Directors?
Stockholders may communicate with the members of our Board by submitting correspondence to our Secretary, Attention: Name of Board Member, Brigham Exploration Company, 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas, 78730.

PROPOSAL ONE
ELECTION OF DIRECTORS
All duly submitted and unrevoked proxies will be voted for the nominees for directors selected by the Board, except where authorization so to vote is withheld. If any nominee(s) should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to cast votes for another person(s) designated by the Board. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee.
The seven director nominees of the Board are named below. Each of the nominees has agreed to serve as a director if elected. We have included below information about each of the nominees, including each nominee’s age as of March 31, 2010, their position with us, their business experience for at least the past five years and both current directorships of other publicly held companies and those held within the past five years.
In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our Board. Finally, we value their significant experience on other public company boards of directors and board committees.
The Board of Directors recommends that stockholders vote FOR the election of the nominees listed below.
Nominees for Director
Ben M. “Bud” Brigham, age 50, has served as our Chief Executive Officer, President and Chairman of the Board since we were founded in 1990. From 1984 to 1990, Mr. Brigham served as an exploration geophysicist with Rosewood Resources, an independent oil and gas exploration and production company. Mr. Brigham began his career in Houston as a seismic data processing geophysicist for Western Geophysical, Inc., a provider of 3-D seismic services, after earning his B.S. in Geophysics from the University of Texas at Austin. Mr. Brigham is a member of the National Petroleum Council, the Independent Producers Association of America, the American Association of Petroleum Geologists, the Society of Exploration Geophysicists and the Society of Independent Professional Earth Scientists. Mr. Brigham is the brother of David T. Brigham, Executive Vice President — Land and Administration.
David T. Brigham, age 49, joined us in 1992 and has served as a Director since May 2003 and as Executive Vice President — Land and Administration since June 2002. Mr. Brigham served as Senior Vice President — Land and Administration from March 2001 to June 2002, Vice President — Land and Administration from February 1998 to March 2001, Vice President — Land and Legal from 1994 until February 1998 and as Corporate Secretary from February 1998 to September 2002 and as interim Corporate Secretary during April 2007, and otherwise as necessary from time-to-time. From 1987 to 1992, Mr. Brigham worked as an attorney in the energy section with Worsham, Forsythe, Sampels & Wooldridge. For a brief period of time before attending law school, Mr. Brigham was a landman for Wagner & Brown Oil and Gas Producers, an independent oil and gas exploration and production company. Mr. Brigham holds a B.B.A. in Petroleum Land Management from the University of Texas and a J.D., cum laude, from Texas Tech School of Law. Mr. Brigham is the brother of Ben M. Brigham, Chief Executive Officer, President and Chairman of the Board.
Harold D. Carter, age 71, has served as a Director on our Board since 1992. Mr. Carter served as a consultant to us from 1992 through 2008. Mr. Carter has more than 40 years experience in the oil and gas industry and has been an independent consultant since 1990. Prior to consulting, Mr. Carter served as Executive Vice President of Pacific Enterprises Oil Company (USA). Before that, Mr. Carter was associated for 20 years with Sabine Corporation, ultimately serving as President and Chief Operating Officer from 1986 to 1989. Mr. Carter is a director of Abraxas Petroleum Corporation, a publicly traded oil and gas company, and Longview Production Company, a private company. Mr. Carter is also a former director of Energy Partners Ltd., a publicly traded oil and gas company. Mr. Carter is also Vice Chairman of the Board of Trustees of the Texas Scottish Rite Hospital for Children. Mr. Carter has a B.B.A. in Petroleum Land Management from the University of Texas and has completed the Program for Management Development at the Harvard University Business School.
Stephen C. Hurley, age 60, has served as a Director on our Board since December 2002. Mr. Hurley is President of Hunt Oil Company and a member of the Hunt Oil Company Board of Directors. Prior to joining Hunt Oil, Mr. Hurley served as Chief Operating Officer, Executive Vice President and a member of the Board of Directors for Chieftain International, Inc. from August 1995 to August 2001. Prior to joining Chieftain in 1995, Mr. Hurley was Vice President of Exploration and Production for Murphy Exploration and Production Company. Prior to that, he was affiliated with Exxon Company USA and Ocean Drilling and Exploration Company. Mr. Hurley holds a Masters of Science degree in Geology from the University of Arkansas and an advanced degree in business studies from Harvard University.

Stephen P. Reynolds, age 58, has served as a Director on our Board since 1996. Mr. Reynolds is currently a private investor. Mr. Reynolds served as a special adviser to General Atlantic, LLC and was associated with General Atlantic or its predecessor entities from April 1980 to 2000. From 1975 to 1980, Mr. Reynolds worked for Peat Marwick Mitchell, an accounting firm, that later merged to form KPMG LLP. There, he served as the Supervising Senior Accountant on the auditing staff where he was responsible for auditing businesses of various sizes. Mr. Reynolds holds a B.A. in Economics from Amherst College and a Masters Degree in Accounting from New York University.
Hobart A. Smith, age 73, has served as a Director on our Board since December 2002. Mr. Smith has been associated with Smith International, Inc. and its affiliates and predecessors, a products and services supplier to the oil and gas and petrochemical industries, in various capacities since 1965, including Vice President of Customer Relations, Assistant to the President and Vice President of Marketing. Since 1992, Mr. Smith has served as a consultant to Smith International, primarily in Customer Relations and Industry Affairs. Mr. Smith is also a director of Harken Energy Corp., and Stallion Oilfield Services, both publicly traded oil and gas companies. Mr. Smith has a degree in Business Administration from Claremont-McKenna College.
Scott W. Tinker, Ph.D., age 50, has served as a Director on our Board since December 2007. Dr. Tinker is the Director of the Bureau of Economic Geology at The University of Texas at Austin. Dr. Tinker is past President of the American Association of Petroleum Geologists, a member of the National Petroleum Council, was appointed by the Governor of Texas to the Interstate Oil & Gas Compact Commission, and has completed two Distinguished Lecture tours for AAPG and one for SPE. Dr. Tinker is the State Geologist of Texas, past President of the Association of American State Geologists, and a Professor in The University of Texas’ Department of Geological Sciences where he holds the Allday Endowed Chair. Dr. Tinker is also a member of the Executive Committee of the Jackson School of Geosciences, a Director of the Advanced Energy Consortium, and a member of the IOGCC. Dr. Tinker is also a member of the BP Technical Advisory Council. Prior to joining the Bureau in January 2000, Dr. Tinker spent 17 years as a geologist in various capacities in the oil and gas industry. During this time, Dr. Tinker was with Marathon Oil’s Petroleum Technology Center in Littleton, Colorado, where he built 3-D models of large oil and gas fields. Dr. Tinker holds a Ph.D. from the University of Colorado, a M.S. from the University of Michigan and a B.S. from Trinity University.

PROPOSAL TWO
APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
The Board recommends the approval of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010. KPMG LLP has been our independent registered public accounting firm since 2006.
Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. Although stockholder approval of the appointment of KPMG LLP is not required, the Board believes that it is appropriate to seek stockholder approval of this appointment. If the stockholders fail to approve the appointment, the Audit Committee and the Board will consider whether or not to retain that firm. Even if the appointment is approved, the Board, at its discretion, may direct the appointment of a different independent registered accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interests of our stockholders.
During 2009 and 2008, we incurred the following fees with KPMG LLP:

	2009	2008

Audit fees	$762,000	$729,000
Audit-related fees (a)	$137,312	0
Tax fees	$47,009	61,689
All other fees	0	0

Total	$846,321	$790,689

(a)	These fees were incurred in connection with our 2009 equity offerings and SEC filings associated therewith.
Unless stockholders specify otherwise in the proxy, proxies solicited by the Board will be voted by the persons named in the proxy at the Annual Meeting of Stockholders to approve the appointment of KPMG LLP as our independent registered public accounting firm for 2010.
The Board of Directors recommends that stockholders vote FOR the appointment of KPMG LLP.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Corporate Governance Guidelines assist the Board in exercising its responsibilities and provide better communication of our policies to the public. The Corporate Governance Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision-making, both at the Board and management level, with a view to enhancing long-term stockholder value. A copy of our Corporate Governance Guidelines may be found on our website at www.bexp3d.com.
Code of Business Conduct and Ethics
We adopted our Code of Business Conduct and Ethics in December 2002. A copy of our Code of Business Conduct and Ethics may be found on our website at www.bexp3d.com.
Board Independence
Our business and affairs are managed by and under the direction of our Board of Directors, which exercises all corporate powers and establishes broad corporate policies. In the opinion of the Board, and as “independent” is currently defined by the NASDAQ Stock Market Rules, a majority of the members of our Board are independent of management and free of any relationship that would interfere with their exercise of independent judgment.
The Board of Directors has affirmatively determined that Harold D. Carter, Stephen C. Hurley, Stephen P. Reynolds, Hobart A. Smith and Dr. Scott W. Tinker are independent.
The board has affirmatively determined that all of the members of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are independent as defined by Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934 and the NASDAQ Stock Market Rules.
Board Leadership and Risk Oversight
Our chairman of the board is also our chief executive officer. We believe that by having this combined position, our chief executive officer chairman serves as a bridge between management and the board, ensuring that both act with a common purpose. In addition, we believe that the combined position facilitates our focus on both long- and short- term strategies. Further, we believe that the advantages of having a chief executive officer chairman with extensive knowledge of our company, as opposed to a relatively less informed independent chairman, outweigh potential disadvantages. Additionally, of our seven current Board members, five have been deemed to be independent by our Board. Accordingly, we believe that our super-majority of independent directors provides sufficient independent oversight of our management. Our Compensation Committee annually reviews our corporate goals and presents our chief executive officer’s compensation for board approval, and our bylaws also allow special meetings to be called by a majority of our directors or the president, rather than solely by the chairman or the chief executive officer. We do not have a lead independent director.
We administer our risk oversight function through our audit committee as well as through our board of directors as a whole. Our audit committee is empowered to appoint and oversee our independent registered public accounting firm, monitor the integrity of our financial reporting processes and systems of internal controls and provide an avenue of communication among our independent auditors, management, our internal auditing department and our board of directors. Additionally, reports are provided during our board meetings by the individuals who oversee risk management in liquidity and credit areas, environmental, safety, litigation and other operational areas.
Meetings and Committees of the Board of Directors
In 2009, our Board of Directors held thirteen meetings, as well as conducted various other business through unanimous consents. Each director attended all of the meetings, with the exception of Dr. Scott W. Tinker, who did not attend five of the meetings and Mr. Steve Reynolds, who did not attend one of the meetings. The Audit Committee held eight meetings in 2009, as well as conducted other business through a unanimous consent. Each member of the Audit Committee attended all of the meetings, with the exception of Dr. Scott W. Tinker, who did not attend one of the meetings. The Compensation Committee held eight meetings in 2009, as well as conducted various other business through unanimous consents. All members of the Compensation Committee attended each meeting. The Nominations and Corporate Governance Committee met in April 2009 and recommended the nominees that were elected to the Board of Directors at the 2009 Annual Meeting of Stockholders, as well as conducted other business by a unanimous consent. The Nominations and Corporate Governance Committee met in March 2010 and recommended to the Board of Directors the nominees set forth in Proposal One. Each member of the Nominations and Corporate Governance Committee attended those meetings. Each director attended, either in person or by telephone conference, no fewer than 75% of the Board or committee meetings held while serving as a director or committee member in 2009, with the exception of Dr. Scott W. Tinker who attended 62% of the Board meetings. All members of the Board attended our 2009 Annual Meeting of Stockholders and the Board recommends that each director attend all of our stockholder meetings, including our 2010 Annual Meeting of Stockholders.

The following table sets forth the members of each committee:

Committee
Nominating &
Name	Audit	Compensation	Corporate Governance
Ben M. Brigham
David T. Brigham
Harold D. Carter		X	X
Stephen C. Hurley	X	X
Stephen P. Reynolds	X		X
Hobart A. Smith		X	X
Scott W. Tinker	X
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee sets guidelines for our officers and employees that encourage corporate responsibility and reinforce good business practices and to monitor our Code of Ethics and other corporate policies, procedures and processes. The Nominating and Corporate Governance Committee charter is available on our website at www.bexp3d.com.
Pursuant to the charter, the Nominating and Corporate Governance Committee is permitted to pay fees to third parties to identify or evaluate or assist it in identifying or evaluating potential director nominees, however, the Nominating and Corporate Governance Committee has not yet paid any such fees.
The minimum qualifications and specified qualities or skills that the Nominating and Corporate Governance Committee takes into account when evaluating director nominees include: director independence as required by Rule 4350(c) of the NASDAQ Stock Market Rules, integrity, business acumen, age, experience, commitment, diligence, lack of conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of independence, experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.
The process employed by the Nominating and Corporate Governance Committee for identifying and evaluating nominees is as follows:
•	collect a list of potential nominees from, among others, management, board members and stockholder recommendations (either in advance of the annual meeting or from time to time);
•	evaluate potential conflicts;
•	interview a select group of nominees;
•	select a nominee most likely to advance the best interests of stockholders; and
•	recommend the nominee for Board approval.
Pursuant to its charter, the Nominating and Corporate Governance Committee receives and considers all stockholder recommendations relating to the nomination of a member of the Board. The Nominating and Corporate Governance Committee evaluates nominees recommended by stockholders by following the same process and applying substantially the same criteria as for nominees selected by it. The Nominating and Corporate Governance Committee will consider director nominees of stockholders, provided that such recommendations are made in writing to the attention of our Corporate Secretary and received not less than 90 days in advance of our annual stockholder meeting.

All our directors bring to our Board a variety of leadership experience derived from their service as executives and directors of oil and gas companies. The process undertaken by the Nominating Committee in recommending qualified director candidates is described below. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Our Corporate Governance Guidelines specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Committee seeks nominees with a diversity of experience, professions, skills, geographic representation and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of sex, race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.
Audit Committee
The Audit Committee’s primary responsibilities are to:
•	recommend our independent registered public accounting firm to our Board of Directors;

•	review with our independent registered public accounting firm, the plan and scope of the independent registered public accounting firm’s annual audit, the results thereof and the independent registered public accounting firm’s fees;

•	review our financial statements; and

•	take such other action as it deems appropriate as to the accuracy and completeness of our financial records and our financial information gathering, reporting policies and procedures.
A copy of the Audit Committee’s charter is available on our website at www.bexp3d.com.
The Board of Directors determined that each member of the audit committee is financially literate and Stephen C. Hurley and Stephen P. Reynolds are Audit Committee financial experts as defined by the Securities and Exchange Commission. Stephen P. Reynolds serves as Chairman of the Audit Committee.
Furthermore, the Board of Directors biannually forms an assessment team to review the effectiveness of the Audit Committee in achieving its stated purpose as outlined in our charter. In 2009, the assessment team consisted of independent board member, Harold D. Carter, and our General Counsel, Eric E. Sigsbey.
In its written report to the Board of Directors dated March 9, 2010, the assessment team concluded that for the year 2009, our Audit Committee was in full compliance with the requirements of its charter, the Sarbanes-Oxley Act, NASDAQ Stock Market Rules and all other applicable Federal laws, government rules and regulations, and the industry best practices. Additionally, the assessment team did not identify any material deficiencies in the Audit Committee’s 2009 practices; and therefore, did not offer recommendations to improve the Audit Committee’s effectiveness.
Audit Committee Audit and Non-Audit Services Approval Policy
In accordance with the policies of our Audit Committee and the requirements of law, all services to be provided by our independent registered public accounting firm are pre-approved by the Audit Committee. Pre-approval is required for audit services, audit-related services, tax services and other services. Generally, pre-approvals are provided for up to a year, relate to a specific task or scope of work and are subject to a specific budget. To avoid certain conflicts of interest, publicly traded companies are prohibited from obtaining certain non-audit services from their independent registered public accounting firm. We obtain these services from other service providers as needed. Moreover, we have historically restricted the use and scope of permissible non-audit services obtained from our independent registered public accounting firm. Prior to KPMG’s engagement as our auditor, we did utilize them for tax services. Subsequent to KPMG’s engagement, we began utilizing Deloitte & Touche LLP and other parties for a majority of these tax services; however, we continue to utilize KPMG for a limited amount of tax services, all of which were approved in advance by the Audit Committee.

Report of the Audit Committee
To the Stockholders of Brigham Exploration Company:
As members of the Audit Committee of the Board of Directors, we are responsible for helping to ensure the reliability of the company’s financial statements.
Independence of Audit Committee Members. All of the members of the Audit Committee are independent as defined by Rule 4200(a)(15) of the Nasdaq Stock Market Rules and the most recent interpretations of those standards.
Review and Discussions. We have reviewed and discussed the audited financial statements with management. We have also discussed with our independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380) and SAS 90. Additionally, we have received the written disclosures and the letter from the independent auditors at KPMG LLP, as required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with the independent auditors their independence.
Recommendation to Include Audited Financial Statements in Annual Report. Based on our discussions with management and our independent registered public accounting firm, and our review of the representation of management and the report of our independent registered public accounting firm to the Audit Committee, we recommended that the Board of Directors include the audited consolidated financial statements in Brigham Exploration Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.
February 18, 2010
Stephen C. Hurley
Stephen P. Reynolds
Dr. Scott W. Tinker
Compensation Committee
The Compensation Committee exercises the power of the Board in connection with all matters relating to compensation of executive officers and the administration of our stock option programs. A copy of the Compensation Committee charter is available on our website at www.bexp3d.com. See “Compensation Discussion and Analysis — Compensation Committee.”
Compensation Committee Interlocks and Insider Participation.
Members of our Compensation Committee are currently Harold D. Carter, Stephen C. Hurley and Hobart A. Smith. The Compensation Committee made all determinations concerning executive officer compensation for the last fiscal year. None of our executive officers has served on the Board of Directors or on the compensation committee for any other entity in which any member of our Board is an officer. See “Transactions with Related Persons” below for certain information regarding relationships between entities and us with whom members of our Compensation Committee are affiliated.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on that review and discussion recommended its inclusion in the Proxy Statement for the 2010 Annual Meeting of Stockholders to the Board of Directors.
April 19, 2010
Harold D. Carter
Stephen C. Hurley
Hobart A. Smith

COMPENSATION DISCUSSION AND ANALYSIS
Overview
This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid during the last completed fiscal year to each of our executive officers who are listed as named executive officers in our Summary Compensation Table on page 15. This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.
Although it varies from year to year, the principal elements of our executive compensation program generally consist of base salary, cash bonuses, long-term equity incentives in the form of stock options and restricted stock, 401(k) matching and performance contributions, post-termination severance payments and acceleration of stock option and restricted stock vesting for named executive officers upon certain terminations of employment and/or a change of control of our company. Our philosophy is to position the aggregate of these elements at a level that will adequately compensate and retain our executive officers and is proportionate to companies of similar size and sustained performance.
Our named executive officers are:

Name	Title
Ben M. Brigham	Chief Executive Officer, President and Chairman of the Board
Eugene B. Shepherd, Jr.	Executive Vice President and Chief Financial Officer
Jeffrey E. Larson	Executive Vice President-Exploration
David T. Brigham	Executive Vice President-Land and Administration
A. Lance Langford	Executive Vice President-Operations
Compensation Committee
Our Compensation Committee administers our executive compensation program. In accordance with its charter and as required by law and the NASDAQ Stock Market Rules, the Compensation Committee is composed entirely of independent directors. The role of the Compensation Committee is to oversee our executive compensation and benefit plans and policies, administer our equity incentive plans and review and approve all compensation decisions relating to the named executive officers.
We have not retained a compensation consultant to review our policies and procedures with respect to executive compensation. Our Chief Executive Officer, aided by the Manager of Human Resources and/or the Executive Vice President of Land and Administration, conducts an annual benchmark review of our executive compensation, as well as the mix of elements used to compensate our named executive officers. The review is performed utilizing the most recent Mercer Energy Compensation Survey and the ECI Oil & Gas E&P Compensation Survey, as well as other executive compensation information available through filings made with the Securities and Exchange Commission by other oil and gas exploration companies. The Mercer Energy Compensation Survey data we utilized involved three modules that we participated in and purchased. The three modules were the Upstream/Midstream, the General Benchmark and the Cross Segment modules, which were submitted by 101, 154 and 153 organizations involved in the oil and gas industry, respectively. The ECI Oil & Gas E&P Compensation Survey contains data submitted by 119 oil and gas exploration and production companies. In addition, we participated in and received a peer report prepared by ECI that contained additional compensation data for 13 companies we selected. We generally benchmark our executive compensation between the high and low range of compensation reported by the companies participating in the surveys. Additionally, due to the fact that the categories in the surveys do not always precisely match each officer’s job description, several ranges may be considered. In reviewing the industry surveys, we place greater emphasis on the compensation ranges established by oil and gas exploration companies within our general geographical area and revenue size.
As part of the annual compensation review process, each named executive officer prepares a self-evaluation regarding his respective accomplishments and contributions for the past year for the Compensation Committee. The self-evaluations and the survey information are provided by the Chief Executive Officer to the Compensation Committee along with compensation recommendations for each of the named executive officers with respect to the annual determinations of their base salaries. This information may also be considered by the Chief Executive Officer and the Compensation Committee in determining the cash bonuses for the named executive officers. These determinations are typically made at the beginning of the year subsequent to the compilation and analysis of the prior year’s financial and operational results. This information may also be used in connection with determinations regarding grants of restricted stock and stock options.
The Chief Executive Officer may or may not make recommendations regarding his own compensation. Our Chief Executive Officer does not vote on items before the Compensation Committee, however, the Compensation Committee solicits his views on compensation matters, including as they relate to the compensation of the other named executive officers and members of senior management reporting to the Chief Executive Officer.

In each case, once the Compensation Committee receives and reviews the supporting materials and the Chief Executive Officer’s recommendations as to named executive officer compensation, it meets with the Chief Executive Officer to discuss those recommendations. The Compensation Committee will then meet without the Chief Executive Officer to further discuss and analyze the recommendations and supporting materials before making a determination with respect to named executive officer compensation.
Compensation Philosophy
We believe that attracting and retaining key executive officers is paramount to our success. The Compensation Committee believes that compensation paid to the named executive officers should be aligned with our performance on both a short-term and long-term basis, while remaining competitive with that of our peer companies with whom we compete for executive talent. The Compensation Committee believes that compensation should be structured to ensure that a significant portion of the compensation opportunity is directly related to our success at efficiently growing stockholder net asset value, our stock performance and other factors that directly and indirectly influence stockholder value.
Compensation Program
For 2009, our total compensation program for the named executive officers was designed to consist primarily of the following:
•	Base Salaries;

•	Non-Equity Incentive Compensation and Bonuses;

•	401(k) Matching and Performance Contributions;

•	Long-term Incentive Compensation consisting of stock options and restricted stock; and

•	Post-termination Compensation.
For 2009, base salaries comprised on average 80% of cash compensation for our named executive officers. The discretionary cash bonuses paid in July 2009 comprised on average 18% of cash compensation for our named executive officers. The 401(k) matching and performance contribution comprised the remaining 2% of our named executive officers cash compensation. These percentages vary depending on both the individual named executive officer’s performance and our performance. In determining how many stock options or shares of restricted stock to grant, we consider the amount of equity that will help retain and motivate the named executive officers in connection with a review of competitive compensation data and individual performance.
Base Salaries
The base salaries paid to the named executive officers are viewed as the basic compensation for their services. Base salaries for our named executive officers are established based on the scope of their responsibilities, individual performance and experience, taking into account competitive market compensation paid by other companies for similar positions. Generally, we believe that our executive base salaries should be within the range of salaries being paid to executives in similar positions with similar responsibilities at comparable companies, in line with our compensation philosophy. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.
Our Chief Executive Officer is the only named executive officer that has entered into an employment agreement with us. Pursuant to the agreement entered into in 1997, Mr. Brigham was initially entitled to receive a base salary of $275,000 and is eligible for increases in his annual base salary, not less frequently than once each fiscal year. The Compensation Committee undertakes the same process with respect to the consideration of increases in Mr. Brigham’s base salary as it does for the other named executive officers.
The base salaries paid to each of the named executive officers in calendar year 2009 are set forth in the Summary Compensation Table on page 15.
Effective April 1, 2009, our executive officers volunteered to reduce their 2009 base salaries by 25%. Our executive officers were offered the opportunity to take additional time off every other Friday as work schedules allowed. Effective November 1, 2009, our named executive officers’ 25% reduction in base pay was reinstated. The opportunity for our executive officers to take additional time off every other Friday as work schedules allow was retained.

Non-Equity Incentive Plan Compensation and Discretionary Bonuses
Non-equity incentive plan compensation is paid to the named executive officers upon the successful attainment of certain performance objectives on our part and in part on the named executive officer’s individual performance and accomplishments. In assessing the named executive officers’ performance, the Compensation Committee considers actual results for each of our performance objectives, compared to the goals established at the beginning of the year. In assessing performance, the Compensation Committee may also consider unforeseen or uncontrollable circumstances that occurred during the year that may have had an impact on the established goals. For each named executive officer, the Compensation Committee also considers the individual contributions and accomplishments during the prior year. The amount of the award may be adjusted if, in the opinion of the Compensation Committee, additional amounts are necessary to adequately reward and retain the named executive officer.
In addition, a discretionary bonus may be awarded if, in the opinion of the Compensation Committee, additional amounts may be necessary in order to reward and/or retain the named executive officer. Such discretionary bonuses were awarded in 2007 and 2009. These discretionary bonuses were paid in 2008 and 2009, respectively. No discretionary bonuses were awarded in 2008.
Pursuant to his employment agreement, Mr. Brigham is entitled to receive a cash bonus in an amount not to exceed 75% of his annual base salary. For 2009, Mr. Brigham’s eligibility for non-equity incentive plan compensation and a discretionary bonus was subject to the same criteria as the other named executive officers.
We have not yet put in place a non-equity compensation plan with performance objectives for 2010 for our named executive officers, but expect to do so.
401(k) Matching and Performance Contributions
We matched 25% of the pre-tax contributions our employees, including the named executive officers, made to our 401(k) plan between January 1, 2009 and April 1, 2009 and between July 10, 2009 and December 31, 2009. We did not make additional performance based matching contributions to our 401(k) plan for 2009.
Long Term Incentive Compensation
We believe that a high level of quality long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of stock and stock-based awards. Our 1997 Incentive Plan was established to provide our employees, including our named executive officers, with incentives to help align their interests with the interests of stockholders. We have historically elected to use stock options and restricted stock as the primary long-term equity incentive vehicles. The stock options and restricted stock provide long-term incentives for our named executive officers’ performance since their value is tied directly to our stock price and provide retention incentives with delayed vesting.
We have not adopted stock ownership guidelines, however, our stock compensation plans have provided the principal method for our executive officers to acquire equity in our company. The Compensation Committee believes that the vesting periods contained in the stock option and restricted stock awards made to the named executive officers provide assurance that the named executive officers will have sufficient equity holdings to provide incentive for performance.
Our 1997 Incentive Plan authorizes us to grant shares of stock options and restricted stock to purchase shares of our common stock to our employees, directors and consultants, including our named executive officers. Our Compensation Committee oversees the administration of the 1997 Incentive Plan. Equity grants are made to executive officers at the commencement of employment and generally on an annual basis thereafter. In addition, equity grants are occasionally made following a significant change in job responsibilities, subsequent to a significant accomplishment benefiting us, or to meet other special retention objectives. The Compensation Committee reviews and approves equity awards to named executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations.
On an annual basis, the Compensation Committee considers making additional awards of stock options and/or restricted stock to the named executive officers. The Compensation Committee relies on both stock option grants and restricted stock grants to provide equity incentives for the named executive officers. The Compensation Committee believes that limited grants of restricted stock are immediate compensation for the named executive officers that help provide retention incentive in the event that our stock price goes down for any reason. In connection with the decline in our stock price, in April 2009, the Compensation Committee granted 23,989 shares of restricted stock and 500,000 stock options to our named executive officers. The shares of restricted stock vested on September 22, 2009. The Compensation Committee also extended by one year the term of 202,500 options that were about to expire for our named executive officers.

The stock option and restricted stock awards typically vest incrementally over a five-year period or cliff vest at the end of the five-year period. The stock options generally expire between seven and ten years after the date of grant. The exercise prices for the stock options are set at the average of the high and low sales prices on the date of the grant. Neither stock option nor restricted stock awards are dated prior to the date of the Compensation Committee approval of the grant.
The aggregate grant date fair value of stock options and restricted stock for calendar year 2009 is set forth in the Summary Compensation Table on the following page and the number of stock options and shares of restricted stock granted to the named executive officers in calendar year 2009 are set forth in the Grants of Plan Based Awards Table on page 16.
Perquisites
Pursuant to our Chief Executive Officer’s employment agreement, we purchase life and long-term disability insurance for Mr. Brigham in addition to the life and long-term disability provided to all other employees, including the named executive officers.
The dollar value of the premiums paid for the additional life and long-term disability insurance for Mr. Brigham are set forth in the Summary Compensation Table on the next page.

Summary Compensation Table
The table below summarizes the total compensation paid to or earned by our named executive officers for the fiscal years ended December 31, 2009, 2008 and 2007.
Summary Compensation Table
For Fiscal Years Ending December 31, 2009, 2008 and 2007

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
& Principal Position	Year	($)	($)	($) (a)	($) (a)	($)	($) (b)	($) (c)	($)

Ben M. Brigham	2009	$349,346	$56,000	$339,675	$476,800	$—	$—	$8,694	$1,230,515
Chief Executive Officer,	2008	405,132	—	36,875	203,200	—	—	9,328	654,535
President and Chairman of the Board	2007	383,367	111,455	168,625	—	81,465	—	23,431	768,343

Eugene B. Shepherd, Jr.	2009	$245,738	$57,365	$245,358	$458,100	$—	$—	$4,125	$1,010,686
Executive Vice President	2008	284,979	—	36,875	203,200	—	—	3,875	528,929
and Chief Financial Officer	2007	268,449	78,659	168,625	—	57,045	—	19,375	592,153

David T. Brigham	2009	$208,020	$37,397	$210,383	$425,200	$—	$—	$4,125	$885,125
Executive Vice President —	2008	241,238	—	36,875	203,200	—	—	3,875	485,188
Land and Administration and Director	2007	227,583	66,514	168,625	—	48,361	—	19,375	530,458

Jeffery E. Larson	2009	$194,992	$35,681	$195,908	$369,034	$—	$—	$4,125	$799,740
Executive Vice President —	2008	225,794	—	36,875	203,200	—	—	6,319	472,188
Exploration	2007	211,655	75,931	168,625	—	—	—	19,375	475,586

A. Lance Langford	2009	$200,917	$36,462	$202,589	$411,700	$—	$—	$4,125	$855,793
Executive Vice President —	2008	232,655	—	36,875	203,200	—	—	5,793	478,523
Operations	2007	218,087	60,331	168,625	—	46,343	—	19,579	512,965

(a)	The grant date fair value is determined in accordance with FASB ASC Topic 718. The grant date fair value of restricted shares is determined by the mean of the high and low sales prices on the date of grant. An option pricing model is used to determine the fair value of option awards.

(b)	We do not maintain either a pension or a non-qualified deferred compensation plan.

(c)	All Other Compensation includes the 401(k) match outlined in above 401(k) Matching and Performance Contributions. Each of the Named Executive Officers’ All Other Compensation for 2009 included $4,125 in 401(k) matching contributions. All Other Compensation for 2009 also include $4,569 of insurance premium for Ben M. Brigham. Each of the Named Executive Officers’ All Other Compensation for 2008 includes $3,875 in 401(k) matching contributions, which is comprised of the base 25% contribution. All Other Compensation for 2008 also includes $2,072 of insurance premiums paid by us and di minimis perquisites of $3,381 for Ben M. Brigham, $1,918 for A. Lance Langford and $2,444 for Jeffery E. Larson. Each of the Named Executive Officers’ All Other Compensation for 2007 includes $19,375 in 401(k) matching and performance contributions, which is comprised of the base 25% contribution and the 100% performance match. All Other Compensation for 2007 also includes $2,549 of insurance premiums paid by us and di minimis perquisites of $1,507 for Ben M. Brigham and $204 for A. Lance Langford.

Grant of Plan Based Awards
The table below summarizes all grants of plan based awards made during 2009.
2009 Grants of Plan Based Awards

									All Other	All Other
									Stock	Option			Grant Date
			Estimated Possible Payouts			Estimated Future Payouts			Awards:	Awards:	Exercise or		Fair Market
			Under Non-Equity Incentive Plan			Under Equity Incentive Plan			Number of	Number of	Base Price		Value of
			Awards			Awards (a)			Shares of	Securities	of Option	Closing	Stock and
			Thresh-			Thresh-			Stock or	Underlying	Awards	Price on	Option
			old	Target	Maximum	old	Target	Maximum	Units	Options	($/Share)	Grant Date	Awards
Name	Grant Date		($)	($) (b)	($)	(#)	(#)	(#)	(#)	(#)	(b)	($/Share)	($) (c)
Ben M. Brigham	1/1/2009								5,000			$3.20	$15,525
	4/22/2009								7,125			$2.18	15,710
	4/22/2009									100,000	$2.21	$2.18	212,000
	8/10/2009	(d)								340,000	$5.96	$5.94	264,800
	11/11/2009								27,700			$11.05	308,440
Eugene B. Shepherd, Jr.	1/1/2009								5,000			$3.20	$15,525
	4/22/2009								4,750			$2.18	10,474
	4/22/2009									100,000	$2.21	$2.18	212,000
	8/10/2009	(d)								270,000	$5.96	$5.94	246,100
	11/11/2009								19,700			$11.05	219,359
David T. Brigham	1/1/2009								5,000			$3.20	$15,525
	4/22/2009								4,038			$2.18	8,904
	4/22/2009									100,000	$2.21	$2.18	212,000
	8/10/2009	(d)								230,000	$5.96	$5.94	213,200
	11/11/2009								16,700			$11.05	185,954
Jeffery E. Larson	1/1/2009								5,000			$3.20	$15,525
	4/22/2009								4,038			$2.18	8,904
	4/22/2009									100,000	$2.21	$2.18	212,000
	8/10/2009	(d)								161,375	$5.96	$5.94	157,034
	11/11/2009								15,400			$11.05	171,479
A. Lance Langford	1/1/2009								5,000			$3.20	$15,525
	4/22/2009								4,038			$2.18	8,904
	4/22/2009									100,000	$2.21	$2.18	212,000
	8/10/2009	(d)								210,000	$5.96	$5.94	199,700
	11/11/2009								16,000			$11.05	178,160

(a)	We do not maintain equity incentive plans based on incentive thresholds. See All Other Stock Awards for inclusion of restricted stock awards.

(b)	Option exercise price is equal to the mean between the high and low sales prices on the date of grant. If the market is closed on the grant date, the mean of the prior trading day’s high and low prices is used.

(c)	The grant date fair value is determined in accordance with FASB ASC Topic 718. The grant date fair value of restricted shares is determined by the mean of the high and low sales prices on the date of grant. An option pricing model is used to determine the fair value of option awards.

(d)	Employees exchanged a like number of existing option shares for new options priced at current market value with a new 5 year vesting schedule pursuant to the terms and subject to the conditions set forth in the Offer to Exchange Outstanding Options for New Stock Options dated July 13, 2009.

Outstanding Equity Awards
The following table sets forth the outstanding equity awards of our named executive officers at December 31, 2009.
Outstanding Equity Awards
At Fiscal Year End December 31, 2009

	Option Awards							Stock Awards
												Equity
												Incentive
												Plan
												Awards:
				Equity							Equity	Market or
				Incentive							Incentive Plan	Payout
				Plan							Awards:	Value of
				Awards:						Market	Number of	Unearned
	Number of	Number of		Number of				Number of		Value of	Unearned	Shares,
	Securities	Securities		Securities				Shares or		Shares or	Shares, Units	Units or
	Underlying	Underlying		Underlying				Units of		Units of	or Other	Other
	Unexercised	Unexercised		Unexercised	Option			Stock That		Stock That	Rights That	Rights That
	Options	Options		Unearned	Exercise	Option		Have Not		Have Not	Have Not	Have Not
	(#)	(#)		Options	Price	Expiration		Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date		(#)		($)	(#)	($)

Ben M. Brigham	8,000	32,000	(b)		$5.080	10/10/2015		40,000	(e)	542,000
		100,000	(c)		2.205	4/22/2019
		340,000	(d)		5.955	8/10/2019

Eugene B. Shepherd, Jr.	150,000				$4.200	6/10/2010	(f)	40,000	(e)	542,000
	42,000	28,000	(a)		6.145	9/14/2013
	8,000	32,000	(b)		5.080	10/10/2015
		100,000	(c)		2.205	4/22/2019
		270,000	(d)		5.955	8/10/2019

David T. Brigham	36,000	24,000	(a)		$6.145	9/14/2013		40,000	(e)	542,000
	8,000	32,000	(b)		5.080	10/10/2015
		100,000	(c)		2.205	4/22/2019
		230,000	(d)		5.955	8/10/2019

Jeffery E. Larson	11,462	24,000	(a)		$6.145	9/14/2013		40,000	(e)	542,000
		32,000	(b)		5.080	10/10/2015
		100,000	(c)		2.205	4/22/2019
		161,375	(d)		5.955	8/10/2019

A. Lance Langford	15,000				$4.805	5/23/2010	(f)	40,000	(e)	542,000
	36,000	24,000	(a)		6.145	9/14/2013
	8,000	32,000	(b)		5.080	10/10/2015
		100,000	(c)		2.205	4/22/2019
		210,000	(d)		5.955	8/10/2019

(a)	Fifty percent of these options vest on September 14, 2010 and the balance vest on September 14, 2011.

(b)	One-fourth of these options vest on each of October 10, 2010, October 10, 2011, October 10, 2012 and October 10, 2013.

(c)	Twenty percent of these options vest on each of April 22, 2010, April 22, 2011, April 22, 2012, April 22, 2013 and April 22, 2014.

(d)	Twenty percent of these options vest on each of August 10, 2010, August 10, 2011, August 10, 2012, August 10, 2013 and August 10, 2014.

(e)	5,000 shares vest on January 1st of each of the next five years and 5,000 shares vest on September 10th of each of the next three years.

(f)	On April 22, 2009, the Compensation Committee extended expiration date of options about to expire by one year.
Options Exercised and Stock Vested
The number and value of options and stock acquired by our named executive officers in 2009 are set forth in the following table.
Options Exercised and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Ben M. Brigham	—	—	44,825	517,534
Eugene B. Shepherd, Jr.	—	—	33,738	375,700
David T. Brigham	25,000	107,329	31,450	341,284
Jeffery E. Larson	33,914	180,129	29,438	316,124
A. Lance Langford	—	—	30,038	324,437
Post Termination Compensation
Accelerated Vesting of Stock Options and Restricted Stock
Change of Control Agreements
Each of the named executive officers, other than Ben M. Brigham, has entered into a separate Change of Control Agreement with us providing for automatic vesting of all stock options held by the named executive officer upon the occurrence of a Change of Control and execution of a general release in our favor.
A Change of Control will generally be deemed to have occurred if (A) any “affiliates” and “associates” of a person, together with any nominees or appointees of such person (other than Ben or Anne Brigham, us or any entity or plan established by us) constitute at least 51% of members of our Board of Directors, (B) our stockholders approve a transaction with respect to which persons who were our stockholders immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors, (C) we sell, lease or exchange or agree to sell, lease or exchange all or substantially all of our assets and following such transaction we do not continue our business following substantially the same business plan or we are to be dissolved and liquidated or (D) any person becomes the beneficial owner directly or indirectly, of our securities representing in the aggregate 50% or more of either the then outstanding shares of common stock or the voting securities, in either such case other than solely as a result of acquisitions of such securities directly from us.
Chief Executive Officer Employment Agreement
Pursuant to Mr. Brigham’s Employment Agreement, upon termination for Good Reason or without Cause, all unvested stock options and shares of restricted stock held by Mr. Brigham shall vest. Cause is generally defined as (A) the willful and continued failure to substantially perform his duties or (B) the willful engaging in misconduct which is materially injurious to us, monetarily or otherwise. Good Reason is generally defined as (A) a material breach by us of the Employment Agreement, or (B) a material diminution of Mr. Brigham’s authority, duties, or responsibilities.
Restricted Stock Agreements
Death
Upon a named executive officer’s termination of employment due to death, any shares of restricted stock held by the named executive officer that have not vested shall be deemed to have vested as of the date of the named executive officer’s death.

Disability or Just Cause
A portion of any unvested shares of restricted stock held by a named executive officer shall vest upon his termination of employment due to a Disability or involuntary termination of the named executive officer by us for reasons other than Just Cause. Disability is generally deemed to have occurred if, in the good faith judgment of the Compensation Committee, the named executive officer has become unable to continue the proper performance of his duties on a full-time basis as a result of his physical or mental incapacity. Just Cause generally includes conduct by the named executive officer that constitutes willful misconduct or gross negligence in the performance of his duties; fraud, dishonesty, or a criminal act; embezzlement of funds or misappropriation of other property, any act or conduct that, in the good faith opinion of the Board of Directors or the President, is materially detrimental to us or reflects unfavorably on us or the named executive officer to such an extent that our best interests reasonably require the named executive officer’s discharge.
Upon such an event, a ratable portion of the number of restricted shares held by the named executive officer that were due to vest next will be deemed to have vested. The ratable portion shall be determined by multiplying the number of shares that were due to vest next by a fraction with a numerator equal to the number of full months which have then elapsed since the last date of termination of a restricted period and a denominator equal to the total number of months between the last date of termination of a restricted period and the next scheduled termination date, and rounding to the closest whole number. The restricted period applicable to such ratable portion shall terminate.
Fundamental Change or Change of Control
If either (A) Ben M. Brigham is no longer both the Chief Executive Officer and Chairman of the Board, or (B) any person becomes the beneficial owner, directly or indirectly, of our securities representing in the aggregate forty-nine percent (49%) or more of either the then outstanding shares of our common stock or our voting power, in either such case, and the named executive officer’s employment is involuntarily terminated within two years, then immediately upon such termination, any unvested restricted shares shall vest fully.
The following table summarizes the number and value of restricted shares that vest upon a fundamental change or change in control. Value is calculated using a year-end market price of $13.55 per share.

		Value of Shares
	Restricted Shares that	Realized Upon
	Vest Upon Change of	Change of
	Control	Control
Name	(#)	($)
Ben M. Brigham	40,000	$542,000
Eugene B. Shepherd, Jr.	40,000	542,000
David T. Brigham	40,000	542,000
Jeffery E. Larson	40,000	542,000
A. Lance Langford	40,000	542,000
Stock Option Agreements
Death, Disability and Certain Terminations
Upon a named executive officer’s termination of employment due to death or disability or involuntary termination by us for reasons other than fraud, dishonesty or other acts which our Board of Directors determines are materially detrimental to us, a portion of any unvested stock options held by a named executive officer shall vest.
Upon such an event, a ratable portion of the number of stock options held by the named executive officer that were due to vest next will be deemed to have vested. The ratable portion shall be determined by multiplying the number of stock options that were due to vest next by a fraction with a numerator equal to the number of full months which have then elapsed since the last vesting date and a denominator equal to the total number of months between the last vesting date and the next scheduled vesting date, and rounding to the closest whole number.
Fundamental Change
If as a result of any merger or acquisition transaction involving the issuance or redemption of our equity interests, more than 50% of such equity interests is owned by a party other than certain of our affiliates, then immediately prior to such event, all unvested stock options will vest.

The following table summarizes the number and value of options for which vesting is accelerated upon a fundamental change. Value is calculated using the year-end market price of $13.55 per share less the exercise price times the number of options. Options that are out of the money are not included for valuation purposes.

	Number of Securities
	Underlying Options		Value of Options
	Vesting Upon		Realized Upon
	Fundamental	Option Exercise	Change of
	Change of Control	Price	Control
Name	(#)	($)	($)
Ben M. Brigham	32,000	$5.080	$271,040
	100,000	$2.205	$1,134,500
	340,000	$5.955	$2,582,300

Total			$3,987,840

Eugene B. Shepherd, Jr.	28,000	$6.145	$207,340
	32,000	$5.080	$271,040
	100,000	$2.205	$1,134,500
	270,000	$5.955	$2,050,650

Total			$3,663,530

David T. Brigham	24,000	$6.145	$177,720
	32,000	$5.080	$271,040
	100,000	$2.205	$1,134,500
	230,000	$5.955	$1,746,850

Total			$3,330,110

Jeffery E. Larson	24,000	$6.145	$177,720
	32,000	$5.080	$271,040
	100,000	$2.205	$1,134,500
	161,375	$5.955	$1,225,643

Total			$2,808,903

A. Lance Langford	24,000	$6.145	$177,720
	32,000	$5.080	$271,040
	100,000	$2.205	$1,134,500
	210,000	$5.955	$1,594,950

Total			$3,178,210

Severance Benefits
Change of Control Agreements
In addition, the Change of Control Agreements provide for certain severance benefits for named executive officers, other than the Chief Executive Officer, following a Change of Control and the occurrence of a Termination Event. A Termination Event is defined as either termination of employment by us without Cause or termination by the named executive officer with Good Reason.
Cause is generally defined as (A) the named executive officer’s conviction of, or plea of nolo contendere to, any felony of theft, fraud, embezzlement or violent crime causing substantial harm to us or our affiliates, (B) the willful and continued failure by the named executive officer to substantially perform his duties or (C) the willful engaging by the named executive officer in misconduct which is materially injurious to our interests.
Good Reason is generally defined as (A) a material dimunition in the nature or scope of the named executive officer’s duties from those immediately prior to the date on which a Change of Control occurs, (B) a material diminution in the named executive officer’s base compensation from that provided immediately prior to the date on which the Change of Control occurs, (C)any required relocation of the named executive officer of more than fifty miles from the location where the named executive officer was based and performed services immediately prior to the date on which the Change of Control occurs.
Provided the named executive officer executes a general release in our favor, the severance benefits payable following a Change of Control and Termination Event include (A) the payment of a sum equal to two times the named executive officer’s annual base salary and cash bonuses, (B) continued participation in our life and disability insurance plans for a period of 18 months or if earlier, until such time as the named executive officer obtains other employment, (C) continued participation in our health benefit plans as along as such coverage is nontaxable and until such time as the named executive officer obtains other employment and (D) for a period of 5 years, payment of all reasonable legal fees and expenses incurred by the named executive officer in seeking to obtain or enforce any right or benefit under the Change of Control Agreement.

Additionally, if in our determination, the total sum of (i) the payments and benefits to be paid or provided to a named executive officer under the Change of Control Agreement are considered to be “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986 (the “Code”) and (ii) any other payments and benefits which are considered to be “parachute payments,” to be paid or provided to a named executive officer (the “Total Amount”) exceed the amount such named executive officer can receive without having to pay excise tax with respect to all or any portion of such payments or benefits under Section 4999 of the Code, then the amount payable to the named executive officer shall be reduced to the greater of zero or the highest amount which will not result the named executive officer having to pay excise tax with respect to any payments and benefits under Section 4999 of the Code (the “Reduced Amount”); provided, however, that in the event that the Reduced Amount minus any and all applicable federal, state and local taxes is less than the Total Amount minus any and all applicable federal, state and local taxes, then the reduction of the amount payable to the named executive officer shall not be made.
Chief Executive Officer Employment Agreement
Mr. Brigham’s Employment Agreement provides for severance benefits in the event that he terminates his own employment with us for Good Reason or if we terminate his employment other than for Cause. The severance benefits to be to paid to Mr. Brigham are a sum equal to (A) the amount of his annual base salary that he would have received during the remainder of his employment term under the Agreement, plus (B) an amount equal to the average annual bonus received during the immediately preceding two years, multiplied by the number of years in the remainder of his employment term. Mr. Brigham’s Employment Agreement contains an automatic revolver such that there will never be less than 3 years left in its term.
The following table summarizes the severance, health and life and disability benefits payable to our named executive officers following a Change in Control and Termination Event and to our Chief Executive Officer if we terminate for Good Reason or other than Cause.
Potential Post-Employment Severance Payments
At December 31, 2009

	Estimated		All Other
	Severance Pay	Health Benefits	Benefits	Total
Name	($)	($)(a)	($)(a)	($)
Ben M. Brigham	$1,254,972	$25,545	$776	$1,281,293
Eugene B. Shepherd, Jr.	575,386	25,151	776	601,313
David T. Brigham	487,071	25,151	776	512,998
Jeffery E. Larson	456,566	8,972	1,915	467,453
A. Lance Langford	470,440	25,545	776	496,761

(a)	Health and All Other Benefits calculated using the name executive officers benefit elections in place as of December 31, 2009.
Income Tax Considerations
Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the three other most highly compensated executive officers (other than our principal financial officer) who are employed by the corporation on the last day of the taxable year, but does allow a deduction for “performance-based compensation” as defined by the Code. We believe that the stock option awards under the 1997 Incentive Plan qualify as performance-based compensation and are not subject to any deductibility limitations under Code Section 162(m). However, salary and bonuses paid to the executive officers and restricted stock grants made pursuant to the 1997 Incentive Plan are not exempt from this limit.
We consider deductibility in the design and administration of our other executive compensation plans and programs. However, we believe that it is in our best interests and the best interest of our stockholders that we retain flexibility and discretion to make compensation awards, whether or not deductible, when such awards are consistent with our strategic goals.
Section 280G of the Code limits the tax deductibility by corporations of amounts paid to certain persons that are treated as excess parachute payments. Excess parachute payments are also subject to an excise tax payable by the recipient of such payments. Parachute payments arise with regard to payments made to executives in connection with a transaction that gives rise to a change in the ownership or effective control of us or in the ownership of a substantial portion of our assets. Parachute payments become excess parachute payments if the total amount of such payments exceeds a certain threshold amount. Examples of types of payments that could give rise to parachute payments are accelerated vesting of stock options and restricted stock upon a change of control and severance payments made upon termination of employment in connection with a change of control.

Director Compensation
Non-employee directors receive an annual retainer of $23,000 per year and $2,500 per meeting attended in person or $1,000 per meeting attended by phone. Members of committees receive $1,100 per meeting attended in person or by phone. The Chairman of the Audit Committee receives an annual retainer of $10,500 and other members of the Audit Committee receive a $5,000 annual retainer. The Chairman of the Compensation Committee receives an annual retainer of $5,200 and other members of the committee receive a $4,000 annual retainer.
Pursuant to our 1997 Director Stock Option Plan, each newly elected non-employee director is granted an option to purchase 20,000 shares of our common stock. In addition, each non-employee director receives an option to purchase 10,000 shares of our common stock on December 31 of each year. The options under the plan are granted at fair market value on the grant date and become exercisable, subject to certain conditions, in five equal annual installments on the first five anniversaries of the grant date. The options terminate seven years from the grant date, unless terminated sooner. Additionally, our five non-employee directors were granted a total of 200,000 non-plan stock options in 2009. In the event any person shall become the beneficial owner of more than 49% of our equity interests, then immediately prior to such event, all unvested stock options will vest.
The following table summarizes the annual compensation for our non-employee directors during 2009.
Director Compensation Table
For Fiscal Year-Ending December 31, 2009

					Change in Pension
	Fees				Value and Non-
	Earned or			Non-Equity	Qualified Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($) (a)	($)	($)	($)	($)
Harold D. Carter (b)	$57,400	$—	$144,700	$—	$—	$2,500	$204,600
Stephen C. Hurley	66,400	—	144,700	—	—		211,100
Stephen P. Reynolds	60,000	—	144,700	—	—		204,700
Hobart A. Smith	56,200	—	144,700	—	—		200,900
Scott W. Tinker	48,400	—	144,700	—	—		193,100

(a)	The grant date fair value is determined in accordance with FASB ASC Topic 718. The grant date fair value of restricted shares is determined by the mean of the high and low sales prices on the date of grant. An option pricing model is used to determine the fair value of option awards.

(b)	The amount in “All Other Compensation” reflects fees earned as a consultant to us on various aspects of our business and strategic issues during the month of January. Mr. Carter has not subsequently provided any consulting services.
OTHER MATTERS
The Board does not intend to present any other matters at the meeting and knows of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below provides information concerning the shares of common stock beneficially owned, as of April 14, 2010, by each current director, each executive officer listed in the Summary Compensation Table on page 15, and all current directors and executive officers as a group. Except as indicated, each individual has sole voting power and sole investment power over all shares listed opposite his name. Based upon statements filed by persons pursuant to Section 13(d) or 13(g) and/or Section 16 of the Securities Exchange Act of 1934, as amended, no person owned beneficially in excess of 5% of our common stock as of April 14, 2010.

	Shares
	Beneficially	Options
	Owned	Exercisable	Total Shares
	Excluding	Within	Beneficially	Percent
	Options	60 days	Owned (b)	of Class
Name (a):
Ben M. Brigham(c)	2,313,521	28,000	2,341,521	2.01%
David T. Brigham(d)	138,259	64,000	202,259	*
A. Lance Langford(e)	54,547	35,000	89,547	*
Jeffery E. Larson(e)	42,697	22,000	64,697	*
Eugene B. Shepherd, Jr.(e)	111,081	220,000	331,081	*
Harold D. Carter(f)	338,193	40,000	378,193	*
Stephen C. Hurley	30,000	40,000	70,000	*
Stephen P. Reynolds	130,527	40,000	170,527	*
Hobart A. Smith	41,114	40,000	81,114	*
Scott W. Tinker	0	14,000	14,000	*

All current directors and executive officers as a group (10 persons)	3,111,539	543,000	3,654,539	3.14%

*	Represents less than 1%.

(a)	Unless otherwise indicated, the business address of each director and executive officer is 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas 78730.

(b)	According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares, which the individual has the right to acquire within 60 days of the date of this table through the exercise of any stock option or other right.

(c)	Shares beneficially owned include 962,568 shares owned by Ben M. Brigham and 758,165 owned by Anne L. Brigham, 4,682 shares owned by Brigham Parental Trust I (of which Mr. and Mrs. Brigham are the trustees and which is for the benefit of Ben Brigham’s mother), 2,206 shares owned by Brigham Parental Trust II (of which Mr. and Mrs. Brigham are the trustees and which is for the benefit of Anne Brigham’s parents), 147,500 shares owned by the 2005 Brigham Family Revocable Trust, 175,000 shares owned by the Ben M. Brigham Grat U/a November 26, 2008 Trust, 175,000 shares owned by the Anne L. Brigham Grat U/a November 26, 2008 Trust, and 88,400 shares held by David T. Brigham, as custodian for each of Mr. and Mrs. Brigham’s five children.

(d)	Shares beneficially owned include 42,877 shares of unvested restricted stock and 88,400 shares held as a custodian for the children of Ben M. Brigham and Anne L. Brigham.

(e)	Shares beneficially owned include 42,779 shares of unvested restricted stock for A. Lance Langford, 42,697 shares of unvested restricted stock for Jeffery E. Larson and 43,399 shares of unvested restricted stock for Eugene B. Shepherd, Jr.

(f)	Shares beneficially owned included 37,800 shares owned by Harold D. Carter and 300,393 shares owned by a family trust.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 Act requires our directors and officers, and persons who own more than 10% of our outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Directors, officers and more than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2009, all Section 16(a) filing requirements applicable to our directors, officers and persons who own more than 10% of our outstanding common stock were met, except that the Form 4 filings relating to the exchange of options for our named executive officers on August 10, 2009, were filed late on August 17, 2009.
TRANSACTIONS WITH RELATED PERSONS
In the ordinary course of our business, we purchase products or services from, or engage in other transactions with, various third parties. Occasionally, these transactions may involve entities that are affiliated with one or more members of our Board. When they occur, these transactions are conducted in the ordinary course of business and on an arms-length basis. We adopted a Related Party Transaction Policy by unanimous consent of the Board of Directors on January 29, 2008. Under the Policy, the Audit Committee will review and approve or ratify any related person transaction that is required to be disclosed. This review will include the following:
•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters deemed appropriate.
Any director who is a related person with respect to a transaction under review will not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such director will be counted in determining the presence of a quorum at the meeting where the transaction is considered.
In connection with land work necessary for certain of our 3-D exploration, drilling and development operations, we engage Brigham Land Management (BLM), an independent company owned and managed by Vincent M. Brigham, a brother of Ben M. Brigham, who is our Chief Executive Officer, President and Chairman of the Board, and David T. Brigham, who is a director and our Executive Vice President-Land and Administration. During 2009, we compared rates charged by BLM against the rates being charged by other consulting field land brokers and found BLM’s rates to be consistent with others being charged in the industry. BLM specializes in conducting the necessary field land work relating to 3-D seismic exploration activities and to drilling and development activities. BLM performs these services using their employees and independent contractors. During 2009, we incurred costs charged by BLM of approximately $2.3 million. Other participants in our 3-D seismic projects reimbursed us for a portion of these amounts. At December 31, 2009, we owed BLM $30,000.
STOCKHOLDER PROPOSALS
It is contemplated that the Annual Meeting of Stockholders in 2011 will take place during the fourth week of May or the first week in June 2011. Stockholder proposals for inclusion in our proxy materials for the Annual Meeting of Stockholders in 2011 must be received at our principal executive office in Austin, Texas, addressed to the Secretary of Brigham Exploration Company, not later than December 31, 2010.
With respect to stockholder proposals which are not intended to be included in our proxy materials, our bylaws provide that notice of any such stockholder proposal nominating persons for election to the Board must be received at our principal executive office not later than 90 days prior to the Annual Meeting of Stockholders; and all other stockholder proposals must be received not less than 60 nor more than 120 days prior to the meeting.

ANNUAL MEETING OF STOCKHOLDERS OF
BRIGHAM EXPLORATION COMPANY
May 26, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of meeting, proxy statement, proxy card
are available at https://www.proxydocs.com/BEXP
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

■	20730000000000000000 5	052610

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF ALL NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	ELECTION OF DIRECTORS:

NOMINEES:
☐	FOR ALL NOMINEES	o o	Ben M. Brigham David T. Brigham
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	o o o	Harold D. Carter Stephen C. Hurley Stephen P. Reynolds
☐	FOR ALL EXCEPT (See instructions below)	o o	Hobart A. Smith Dr. Scott W. Tinker

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Approval of the appointment of KPMG LLP as the Company’s Auditors for the fiscal year ending December 31, 2010.	☐	☐	☐

3.	The transaction of such other Business as may properly come before the meeting or any adjournments or postponements of the meeting.

Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this proxy in the enclosed return envelope so that your shares may be represented at the meeting.

The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such common stock and hereby ratifies and confirms all actions that the proxies named herein, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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BRIGHAM EXPLORATION COMPANY
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

May 26, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Ben M. Brigham and Eric E. Sigsbey, or any of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Brigham Exploration Company to be held at 9:00 a.m. C.D.T. on May 26, 2010 at the Company’s offices at 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas, 78730 and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.
The Board of Directors recommends that you vote
FOR the election of all nominees for election to the Board of Directors and FOR Proposal 2.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BRIGHAM EXPLORATION COMPANY. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AND FOR PROPOSAL 2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission and by applicable state laws.
(Continued, and to be marked, dated and signed, on the other side.)

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